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Exhibit 10.1

                      Amendment No. 1 dated August 8, 2003
                                       To
                   Employment Agreement dated February 1, 2002

         Amendment No. 1 (this "Amendment") dated August 8, 2003 to Employment Agreement (the "Agreement") dated February 1, 2002 between EasyLink Services Corporation ("EasyLink") and Thomas Murawski (the "Executive").

         WHEREAS, the Company and the Executive desire to amend the Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements herein set forth, the Company and the Executive hereby agree as follows:

         1. Capitalized terms used herein that are not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

         2. The parties hereto hereby agree as that the Agreement is amended as follows:

         a. Section 4(d) of the Agreement is hereby amended to read in its entirety as follows:

            "(d)Termination Without Cause. If the Company terminates the Executive's employment without Cause, the Executive will be entitled to receive either (i) continuation of his base salary plus his target bonus for the year in which the termination has occurred (assuming performance at the 100% level for all applicable measures) and participation in the Company's standard health insurance and 401(k) plans for 12 months after the date of termination or (ii) a lump sum equal to 12 months base salary plus his target bonus for the year in which the termination has occurred (assuming performance at the 100% level for all applicable measures). Thereafter, except for the obligations under
            Section 4(h) and (i), the Company shall have no further obligation to the Executive under this Agreement."

         b. Section 4(f) of the Agreement is hereby amended to read in its entirety as follows:

            "(f) Resignation For Good Reason. Executive may terminate his employment hereunder for Good Reason, provided Executive shall have delivered a Notice of Resignation for Good Reason to the Corporation at least thirty days prior to the effective date of termination. "Good Reason" shall mean the occurrence of one or more of the following circumstances:

                (1) the Company's assignment to the Executive of duties
            inconsistent with the Executive's duties as defined in Section 1, any change in the Executive's title as Chief Executive Officer as defined in Section 1 or any material reduction in Executive's duties or responsibilities, except as may have occurred in connection with the termination of the Executive's employment for Cause, Disability or as a result of the Executive's death or by the Executive other than for Good Reason;

                (2) the Executive's involuntary relocation to a new principal work location not within reasonable commuting distance of his former location;

                (3) the failure of the Company to obtain the specific
            assumption of this Agreement by any successor or assign of the Company or any person, or entity acquiring substantially all of the Company's assets; or

                (4) any material breach by the Company of this Agreement.

            In the event of a resignation for Good Reason, the Executive will be entitled to receive either (i) continuation of his base salary plus his target bonus for the year in which the termination has occurred (assuming performance at the 100% level for all applicable measures) and participation in the Company's standard health insurance and 401(k) plans for 12 months after the date of termination or (ii) a lump sum equal to 12 months base salary plus his target bonus for the year in which the termination has occurred (assuming performance at the 100% level for all applicable measures). Thereafter, except for the obligations under Sections 4(h) and (i), the Company shall have no further obligation to the Executive under this Agreement."

         c. Section 4(g) of the Agreement is hereby amended to read in its entirety as follows:

            "As used in this Section 4, a "Sale of the Company" shall mean a merger or consolidation of the Company with any other corporation or business entity, or a sale, lease or disposition by the Company of all or substantially all of the Company's assets, other than a merger, consolidation, sale, lease or disposition which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or transferee entity or a direct or indirect parent company of the surviving or transferee entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving or transferee entity or parent company outstanding immediately after such merger, consolidation, sale, lease or disposition."

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         d. Section 8(b) is hereby amended to read in its entirety as follows:

            "(b)Notice. All notices of termination and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by United States registered mail, return receipt requested, addressed as follows:

                         If to the Company:

                                  EasyLink Services Corporation
                                  33 Knightsbridge Road
                                  Piscataway, New Jersey 08854
                                  Attention: Compensation Committee

                         If to the Executive:

                                  Thomas Murawski
                                  EasyLink Services Corporation
                                  33 Knightsbridge Road
                                  Piscataway, New Jersey 08854

            or to such other address as either party may designate by notice to the other, which notice shall be deemed to have been given upon receipt."


         3. Except as amended hereby, all of the provisions of the Agreement shall remain in full force and effect.

         4. The provisions of Section 8 of the Agreement shall apply, mutatis mutandis, to this Amendment.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.


EXECUTIVE                              EASYLINK SERVICES CORPORATION

S/Thomas Murawski                      By:  s/George Knapp
-----------------                          -----------------------------------
Thomas Murawski                        Name: George Knapp
                                       Title: Chairman, Compensation Committee


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